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                                                                    Exhibit 10.2

                        AGREEMENT FOR CONTRACT PROCESSING

This Agreement for Contract Processing ("AGREEMENT") is made among the following parties on July 11, 2006.

SHENZHEN HENGGANG INVESTMENT CO. LTD.
("INVESTMENT COMPANY")
Legal Representative: Wei Zhaoyuan
Address: 2nd Floor, Lian Jian Building, Henggang, Longgang District, Shenzhen Postal Code: 518115
Contact person: Wei Zhaoyuan                         Telephone number:  28689268

SHENZHEN LONGGANG HENGGANG XIETIAO ELECTRONICS FACTORY
("FACTORY")
Legal Representative: Xu Junfang
Address: 189 Industrial Area, Henggang, Longgang District, Shenzhen
Postal Code: 518115
Contact person: Xu Junfang                      Telephone number:  28630150-3202

CONCORD CAMERA HK LIMITED
("CONCORD")
Authorized Representative:  Paul Wong
Address: 14th Floor, ADP Pentagon Centre, 98 Texaco Road, Tsuen Wan, Hong Kong
Contact person: Paul Wong                        Telephone number: 852 2257 4000

Investment Company and Factory are collectively referred to as "HENGGANG FACTORY," Henggang Factory and Concord are collectively referred to as the "PARTIES" or individually as a "PARTY".

WHEREAS the Parties wish to enter into an arrangement for contract processing in accordance with the relevant laws and regulations of the People's Republic of China;

NOW THEREFORE, upon mutual negotiation, the Parties agree as follows.

1. HENGGANG FACTORY'S RESPONSIBILITIES. Henggang Factory agrees to (a) provide all necessary assistance in the import and export customs declaration and clearance for process manufacturing, (b) take all necessary measures and comply with all regulatory requirements in order to maintain valid and legal operating permits and licenses for it to perform its obligations hereunder, and (c) take all other actions necessary for it to engage in contract processing for Concord and perform its obligations according to the terms contained herein.

2. CONCORD'S RESPONSIBILITIES. Concord agrees to provide to Henggang Factory at no cost the equipment, spare parts, replacement parts, components, fitting parts, production materials, packing materials, other auxiliary and accessories that are necessary for processing and manufacturing purposes (collectively called "MATERIALS AND EQUIPMENT") pursuant to this Agreement.

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3. ORDER AND DELIVERY. During the term of this Agreement, Concord agrees to place orders with Henggang Factory from time to time, and Henggang Factory agrees to manufacture and deliver such goods in such quantity, quality as specified in Concord's orders.

4. VENUE OF PROCESSING AND MANUFACTURING. All manufacturing procedures specified in this Agreement will be carried out at the Factory's premises where the Materials and Equipment will be located. Materials and Equipment may not be removed from the Factory's premises at any time.

5. FEES AND CHARGES.

5.1 Concord shall pay to Henggang Factory the following amounts during the term of this Agreement:

         (a) "San Lai Yi Bu" labor processing fee in monthly amount of HK$490,000 (subject to 53.76% rebate), subject to adjustment according to the number of employees approved by the government;

         (b) management fee in monthly amount of RMB41,667, subject to adjustment according to the amount approved by the government;

         c)     state land management fee in monthly amount of RMB7,933;

         (d)    management fee for China staff in monthly amount of RMB5,000;
                and

         (e)    sanitation and security fee in monthly amount of RMB1,000.

         Concord will pay the above amounts on a monthly basis to an account specified by Henggang Factory. The Investment Company shall make its best effort to assist in obtaining the final approval and confirmation for the above amounts from the relevant government authorities.

5.2      Concord shall be solely responsible to pay for:

         (a) electricity, water, gas, heat and other utilities at the Factory;

         (b) wages including overtime payment, social insurance benefits and other employment benefits for Factory's workers; and

         (c) insurance for risk of loss and damage of the Materials and Equipment while on Henggang Factory's premises, insurance and freight of the processed goods being delivered to Concord.

6. TERM OF AGREEMENT. This Agreement shall be for a term of ten (10) years, from October 29, 2006 until October 28, 2016. Upon mutual consent and execution of a renewal contract, this Agreement may be extended after approval by relevant government authorities.

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7. PRE-CONTRACT LIABILITIES.

The Investment Company hereby agrees and confirms that Concord has fully discharged all its obligations and responsibilities for contract processing at Henggang Factory which arise prior to this Agreement. The Investment Company hereby covenants not to make any claim for Concord's obligations and responsibilities which arise prior to this Agreement, including, without limitation, any claim for payments or benefits under contracts prior to this Agreement.

8. TERMINATION.

8.1 Concord may terminate this Agreement by twelve (12) months prior written notice to Henggang Factory.

8.2 Concord may terminate this Agreement immediately by written notice to the other Party if (a) the Factory's operation license or permit is revoked, suspended or cancelled making it impossible for the Factory to continue operation and performance of its obligations hereunder, or (b) a Force Majeure event makes it impossible for the Parties to continue to perform this Agreement for a continuous six (6) months' period, Concord shall be entitled to terminate this Agreement without incurring liability on either Party.

8.3 If either Party terminates this Agreement pursuant to the provisions hereof, payment shall be made only to the extent of a Party's performance to and including the date of termination. Nothing in this Article shall restrict the right of one Party to claim against the other Party for compensation and indemnification pursuant to other provisions in this Agreement.

8.4 Termination of this Agreement for any reason provided herein shall not relieve either Party from its obligation to perform up to the effective date of such termination or to perform such obligations as may survive termination.

8.5 Upon termination pursuant to this Clause 8, Concord shall be entitled to, and Henggang Factory shall assist in, repossess the Materials and Equipment and other materials provided by Concord to Henggang Factory.

9. REPRESENTATIONS AND WARRANTIES.

Each Party represents and warrants to the other as follows:

9.1 that the execution, delivery and performance by either Party of this Agreement (a) is within its power, capacity and authority, (b) does not and will not violate any applicable law or regulation, or any order or decree of any PRC court or any instrumentality of any PRC governmental authority, (c) does not and will not conflict with, result in the breach or termination of, or constitute a default under any contract, agreement or other instrument to which either Party is a party; and

9.2 that this Agreement has been duly authorised, executed and delivered by each Party and constitutes legal, valid and binding obligations of either Party, enforceable against it in accordance with its terms.

10. FORCE MAJEURE. If a Party to this Agreement cannot perform its duties and obligations under this Agreement due to an event of force majeure ("FORCE MAJEURE") such as war, natural disasters or other event which is unforeseeable and uncontrollable, the Party affected by the Force Majeure event shall promptly notify the other Party of the nature and extent of the circumstances giving rise to Force Majeure and negotiate with the other Party for purpose of mitigating the effect of the Force Majeure. Neither Party shall be liable for damages due to delay or non-performance during the course of the Force Majeure.

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11. DISPUTE RESOLUTION. This Agreement is governed by and construed in accordance with the laws of the People's Republic of China. In the event of dispute arising from or in connection with the interpretation or performance of this Agreement, the Parties agree to submit any dispute to People's Court with proper jurisdiction in Shenzhen municipality.

12. NO ASSIGNMENT. Neither Party shall assign its rights and/or obligations or delegate its duties under this Agreement without the prior written approval of the other Party. This Agreement and all of the terms and provisions hereof will be binding upon, and will inure to the benefit of, the parties hereto, and their respective successors and approved assigns. In no event shall any permitted assignment hereunder release the assignor from its obligations hereunder.

13. CONFIDENTIALITY.

13.1 All confidential information provided by Concord to Henggang Factory for the purpose of contract processing under this Agreement, including but not limited to specifications, external design, technical design and engineering, work processes and technology, testing procedure, packing design and processes, Concord's customers, production cost, business plans, and all other information relating to Concord and Concord's products, (i) shall be treated in strict confidence; (ii) are the sole property of Concord; (iii) shall be used by Henggang Factory for the purpose of performing its obligations under this Agreement only; (iv) shall not be used by Henggang Factory for any other purposes; and (v) shall not be disclosed to any third party unless required by law or with prior written consent of Concord.

13.2 The obligations of this Clause shall survive this Agreement.

14. TRADEMARKS. Concord's trademarks, patents, label designs, product identification, artwork, advertising, marketing and promotional concepts (collectively "TRADEMARKS") shall remain the property of Concord. Any and all rights in the above under trademark or copyright law or other property rights shall inure to the benefit of and be the exclusive property of Concord. Concord grants the Henggang Factory a limited right to use the Trademarks but only for the purpose of the performance of its obligations hereunder, provided further that such right is nonexclusive, non-assignable and non-transferable.

15. AMENDMENT. This Agreement cannot be modified except by an agreement in writing signed by authorized representatives of both parties.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the Parties with respect to its subject matter and supersedes all prior or contemporaneous agreements in regard thereto.

17. EFFECTIVENESS. This Agreement shall become effective upon execution by authorized representatives of the Parties on the date first written above.

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18. SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall remain enforceable and binding upon the parties.

19. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each constituting one and the same document.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their legal representatives or authorized representatives as of the date first above written.

SHENZHEN HENGGANG INVESTMENT CO. LTD.


/s/ Wei Zhaoyuan
---------------------------
Authorized representative
Name: Wei Zhaoyuan
Title: Legal Representative



SHENZHEN LONGGANG HENGGANG XIETIAO ELECTRONICS FACTORY


/s/ Xu Junfang
---------------------------
Authorized representative
Name: Xu Junfang
Title: Legal Representative


CONCORD CAMERA HK LIMITED


/s/ Paul Wong
---------------------------
Authorized representative
Name: Paul Wong
Title: Managing Director



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